    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1996
                                                       REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             --------------------

                         SUNGARD/(R)/ DATA SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                   1285 DRUMMERS LANE,             51-0267091
(State or other jurisdiction of    WAYNE, PENNSYLVANIA 19087       (I.R.S. Employer
incorporation or organization)         (610) 341-8700             Identification No.)

                             --------------------

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             --------------------

                           LAWRENCE A. GROSS, ESQUIRE
                       VICE PRESIDENT AND GENERAL COUNSEL
                           SUNGARD DATA SYSTEMS INC.
                 1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087
                                 (610) 341-8700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             --------------------

                                  COPIES TO:
                           FRANCIS E. DEHEL, ESQUIRE
                         BLANK ROME COMISKY & MCCAULEY
                                FOUR PENN CENTER
                        PHILADELPHIA, PENNSYLVANIA 19103

                             --------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

 ---------------------------------------------------------------------------------------------------
        TITLE OF                 AMOUNT         PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
EACH CLASS OF SECURITIES         TO BE          OFFERING PRICE        AGGREGATE       REGISTRATION
    TO BE REGISTERED           REGISTERED          PER SHARE        OFFERING PRICE         FEE
 ---------------------------------------------------------------------------------------------------
   Common Stock,          330,718 shares/(1)/      $32.625/(2)/  $10,789,674.75/(2)/     $3,720.58
par value $0.01 per
      share
- ----------------------------------------------------------------------------------------------------

(1) This Registration Statement covers shares owned by certain selling stockholders which shares may be offered from time to time by the selling stockholders for a period not to exceed 90 days from the effective date of this registration statement.
(2) Based upon the average of the last reported bid and asked prices of the Common Stock as reported by The Nasdaq Stock Market on April 15, 1996, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED APRIL 17, 1996


                                   PROSPECTUS
                                   ----------

                         SUNGARD/(R)/ DATA SYSTEMS INC.

                         330,718 SHARES OF COMMON STOCK

            The shares offered hereby (the "Shares") consist of 330,718 shares of common stock, $.01 par value per share (the "Common Stock"), of SunGard Data Systems Inc., a Delaware corporation ("SunGard"), which are owned by the selling stockholders listed herein under "Selling Stockholders" (collectively, the "Selling Stockholders"). The Shares may be offered from time to time by the Selling Stockholders for a period not to exceed 90 days after the date of this Prospectus, except as may be extended by SunGard in accordance with the Registration Rights Agreement dated August 31, 1995 by and among Intelus Corporation, a Delaware corporation ("Intelus"), all the stockholders of Intelus as of August 31, 1995 and SunGard (the "Registration Rights Agreement"). SunGard shall pay its own legal and accounting fees, all legal fees relating to state securities or "blue sky" filings and all printing fees incurred in connection herewith. Each Selling Stockholder shall pay his, her or its proportionate share of all other expenses incurred by SunGard in connection herewith, including all registration and filing fees attributable to the registration of the Shares, all state securities law or "blue sky" filing fees and a proportionate share of the filing fee paid to the National Association of Securities Dealers, Inc., except that SunGard may waive such requirement in de minimis cases. Each Selling Stockholder shall pay any other expenses incurred by such Selling Stockholder. Any commissions, discounts, or other fees payable to broker-dealers in connection with any sale of the Shares will be borne by the Selling Stockholder selling such Shares. SunGard will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

            The Selling Stockholders have not advised SunGard of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the Nasdaq National Market of The Nasdaq Stock Market at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through whom sale of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

            SunGard's Common Stock is quoted on the Nasdaq National Market of The Nasdaq Stock Market under the symbol "SNDT." On April 15, 1996, the last reported closing price of the Common Stock was $33.00 per share.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                         -----------------------------

                THE DATE OF THIS PROSPECTUS IS APRIL ____, 1996.

                             AVAILABLE INFORMATION

       SunGard has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act (the "Registration Statement") with respect to the registration of SunGard Common Stock owned by the Selling Stockholders. This Prospectus constitutes a part of the Registration Statement and, in accordance with the rules of the Commission, omits certain of the information contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits thereto.

       SunGard is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such materials and other information concerning SunGard can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

       THIS PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUNGARD HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL DOCUMENTS AND INFORMATION THAT HAVE BEEN INCORPORATED BY REFERENCE HEREIN (NOT INCLUDING EXHIBITS THERETO UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN). SUCH DOCUMENTS AND INFORMATION ARE AVAILABLE UPON REQUEST FROM SUNGARD DATA SYSTEMS INC., 1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087,
  ATTENTION: INVESTOR RELATIONS; TELEPHONE: (610) 341-8700.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed by SunGard with the Commission are hereby incorporated by reference in this Prospectus: (1) SunGard's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2) SunGard's Definitive Proxy Statement in connection with its 1996 Annual Meeting of Stockholders; and (3) the description of SunGard Common Stock that is incorporated by reference in SunGard's Registration Statement on Form 8-A filed on February 14, 1986, including any amendments or reports filed for the purpose of updating such description.

       All documents filed by SunGard pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

                                  THE COMPANY

       SunGard is a computer service and application software company. SunGard is a large specialized provider of proprietary investment support systems, is the pioneer and a leading provider of comprehensive computer disaster recovery services, and also provides proprietary healthcare information systems and other computer services. SunGard is a Delaware corporation that was organized in 1982. SunGard's principal executive offices are located at 1285 Drummers Lane, Wayne, Pennsylvania, 19087, and its telephone number is (610) 341-8700.


                                USE OF PROCEEDS

       SunGard will not receive any proceeds from the sale of the Shares by the Selling Stockholders.


                              SELLING STOCKHOLDERS

       The following table sets forth certain information as of the date of this Prospectus regarding the ownership of shares of SunGard Common Stock of each Selling Stockholder and as adjusted to give effect to the sale of the Shares offered hereby. All of the Shares being offered by the Selling Stockholders were acquired by them as a result of the acquisition by SunGard of Intelus. The Shares are being registered to permit public secondary trading in the Shares and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

                                                  # OF SHARES     # OF SHARES   % OF SHARES
NAME OF SELLING           # OF SHARES OWNED          BEING        OWNED AFTER   OWNED AFTER
STOCKHOLDER              BEFORE THE OFFERING   OFFERED FOR SALE   THE OFFERING  THE OFFERING
- ---------------          -------------------   ----------------   ------------  ------------

James Colker                      2,994              2,994               --            --
Jan M. Lodal                    311,202            311,202               --            --
James F. Minihan                  2,889              2,889               --            --
Perry Family Trust                   67                 67               --            --
Howard L. Tischler/1/            15,207             13,423            1,784             *
Philip J. Williamson                143                143               --            --

* Less than one percent of the outstanding Common Stock of SunGard.

/1/ Mr. Tischler is President - Health Care Systems Group of Intelus
    Corporation, a wholly-owned subsidiary of SunGard. Amounts shown as owned by Mr. Tischler before and after the offering include 292 shares of Common Stock held under SunGard's Employee Stock Purchase Plan but do not include a total of 16,102 shares of Common Stock which Mr. Tischler has the right to acquire within 60 days after the date of this Prospectus by exercising stock options.

                              PLAN OF DISTRIBUTION

       The Shares offered hereby by the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market (including the Nasdaq National Market of The Nasdaq Stock Market), or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between the Selling Stockholders and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.

       Upon SunGard being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each such broker-dealer, (b) the number of Shares involved, (c) the price at which such Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

       The Registration Statement shall remain effective until the earlier of
  (i) the date on which all of the Shares included in the Registration Statement have been distributed to the public and (ii) 90 days after the Registration Statement is first declared effective by the Commission, except as may be extended by SunGard in accordance with the Registration Rights Agreement.

       SunGard shall pay its own legal and accounting fees, all legal fees relating to state securities or "blue sky" filings and all printing fees incurred in connection with the registration of the Shares. Each Selling Stockholder shall pay his, her or its proportionate share of all other expenses incurred by SunGard in connection herewith, including all registration and filing fees attributable to the registration of the Shares, all state securities law or "blue sky" filing fees and a proportionate share of the filing fee paid to the National Association of Securities Dealers, Inc., except that SunGard may waive such requirement in de minimis cases.
  Each Selling Stockholder shall pay all other fees and expenses incurred by such Selling Stockholder. Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the Shares will be borne by the Selling Stockholder selling such Shares.

       SunGard has agreed to indemnify the Selling Stockholders in certain circumstances, against certain liabilities, including liabilities arising under the Securities Act. Each Selling Stockholder has agreed to indemnify SunGard and its directors, and its officers who sign the Registration Statement against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL OPINION

       An opinion has been rendered by the law firm of Blank Rome Comisky & McCauley, Philadelphia, Pennsylvania, to the effect that the shares of Common Stock offered by the Selling Stockholders hereby are legally issued, fully paid and non-assessable.


                                    EXPERTS

       The consolidated balance sheets of SunGard and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

================================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by SunGard or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of SunGard or that information contained herein is correct as of any time subsequent to the date hereof.


                             --------------------


                               TABLE OF CONTENTS

                                                             Page
                                                             ----

Available Information........................................  2
Incorporation of Documents by Reference......................  2
The Company..................................................  3
Use of Proceeds..............................................  3
Selling Stockholders.........................................  3
Plan of Distribution.........................................  4
Legal Opinion................................................  5
Experts......................................................  5

================================================================================


================================================================================


                                330,718 Shares


                           SUNGARD DATA SYSTEMS INC.





                                 Common Stock



                                _______________

                                  PROSPECTUS
                                _______________






                                April   , 1996

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


  ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby.


        SEC registration fee paid by the Company...........  $   220
        SEC registration fee paid by Selling Stockholders..     3501
        Legal fees and expenses............................     5000
        Accounting fees and expenses.......................     3500
        Miscellaneous......................................     1500
                                                             -------
        Total..............................................  $13,721

  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

       SunGard's Bylaws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law.

       As permitted by the Delaware General Corporation Law, SunGard has adopted an amendment to its Amended and Restated Certificate of Incorporation to eliminate the personal liability of its directors to SunGard and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, SunGard has entered into indemnification agreements (in the form approved by SunGard's stockholders at its 1987 Annual Meeting) with each of its directors and officers. These agreements provide indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the Delaware General Corporation Law. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

       SunGard has obtained directors' and officers' liability insurance that covers certain liabilities, including liabilities to SunGard and its stockholders, in the amount of $20 million.

  ITEM 16.  EXHIBITS

  NUMBER                              DOCUMENT
  ------                              --------

    5.1 Opinion of Blank Rome Comisky & McCauley as to the validity of the issuance of the shares of SunGard Common Stock to be registered.
    23.1  Consent of Coopers & Lybrand L.L.P.
    23.2  Consent of Blank Rome Comisky & McCauley (included in Exhibit 5.1).
    24.1  Power of attorney of certain signatories (included on the Signature
          Page).


  ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date to the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SunGard pursuant to the foregoing provisions, or otherwise, SunGard has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SunGard of expenses incurred or paid by a director, officer or controlling person of SunGard in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SunGard will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN WAYNE, PENNSYLVANIA, ON THE DATE INDICATED.

                                    SUNGARD DATA SYSTEMS INC.

  Date:  April 16, 1996           By:              s/ James L. Mann
                                       ---------------------------------------
                                                     JAMES L. MANN,
                                       CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                        OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES JAMES L. MANN AND MICHAEL J. RUANE AND EACH OF THEM, AS ATTORNEY-IN-FACT, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.


            SIGNATURE             CAPACITY                             DATE
            ---------             --------                             ----

       s/ James L. Mann           Chief Executive Officer,        April 16, 1996
- --------------------------------  President, and Chairman
         JAMES L. MANN            of the Board of Directors
                                  (principal executive officer)

      s/ Michael J. Ruane         Chief Financial Officer and     April 16, 1996
- --------------------------------  Vice President-Finance
       MICHAEL J. RUANE           (principal financial officer)

     s/ Andrew P. Bronstein       Vice President and Controller   April 16, 1996
- --------------------------------  (principal accounting officer)
      ANDREW P. BRONSTEIN

     s/ Gregory S. Bentley        Director                        April 16, 1996
- --------------------------------
      GREGORY S. BENTLEY

     s/ Michael C. Brooks         Director                        April 16, 1996
- --------------------------------
      MICHAEL C. BROOKS

    s/ Albert A. Eisenstat        Director                        April 16, 1996
- --------------------------------
      ALBERT A. EISENSTAT

     s/ Bernard Goldstein         Director                        April 16, 1996
- --------------------------------
      BERNARD GOLDSTEIN

       s/ Michael Roth            Director                        April 16, 1996
- --------------------------------
        MICHAEL ROTH

   s/ Malcolm I. Ruddock          Director                        April 16, 1996
- --------------------------------
     MALCOLM I. RUDDOCK

  s/ Lawrence J. Schoenberg       Director                        April 16, 1996
- --------------------------------
    LAWRENCE J. SCHOENBERG

                                 EXHIBIT INDEX


  NUMBER                            DOCUMENT
  ------                            --------

  5.1     Opinion of Blank Rome Comisky & McCauley.
  23.1    Consent of Coopers & Lybrand L.L.P.
  23.2    Consent of Blank Rome Comisky & McCauley (included in Exhibit 5.1).
  24.1    Power of attorney of certain signatories (included on the Signature
          Page).